Exhibit 99.1

FOR RELEASE: Thursday, April 30, 2026, at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2026

           Shreveport, Louisiana – April 30, 2026 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2026, of $1.472 million compared to net income of $748,000 reported for the three months ended March 31, 2025. The Company’s basic and diluted earnings per share were $0.49 and $0.48, respectively, for the three months ended March 31, 2026, compared to $0.24 for the three months ended March 31, 2025. The Company reported net income of $4.746 million for the nine months ended March 31, 2026, compared to $2.708 million for the nine months ended March 31, 2025. The Company’s basic and diluted earnings per share were $1.57 and $1.55, respectively, for the nine months ended March 31, 2026, compared to $0.88 for the nine months ended March 31, 2025.

 The Company reported the following highlights during the nine months ended March 31, 2026:

■	Net interest margin increased 54 basis points to 3.68% for the nine months ended March 31, 2026, compared to 3.14% for the same period in 2025.

■	Return on average assets increased 44 basis points to 1.02% for the nine months ended March 31, 2026, compared to 0.58% for the same period in 2025.

■

Home Federal Bancorp repurchased 92,399 shares of its common stock through its stock repurchase program at an average price of $16.08 per share during the nine months ended March 31, 2026, leaving 47,932 shares authorized for repurchase under the program at March 31, 2026.

■	Book value per share increased to $18.96 at March 31, 2026, from $17.90 at June 30, 2025.

          The increase in net income for the three months ended March 31, 2026, as compared to the same period in 2025, resulted from an increase of $733,000, or 15.7%, in net interest income, a decrease of $282,000, or 6.6%, in non-interest expense, and an increase of $83,000, or 15.4%, in non-interest income, partially offset by an increase of $263,000, or 4,383.3%, in the provision for credit losses, and an increase of $111,000, or 53.6%, in the provision for income taxes. The increase in net interest income for the three months ended March 31, 2026, as compared to the same period in 2025, resulted from an increase of $590,000, or 7.9%, in total interest income and a decrease of $143,000, or 5.2%, in total interest expense. The Company’s average interest rate spread was 3.13 % for the three months ended March 31, 2026, compared to 2.66% for the three months ended March 31, 2025. The Company’s net interest margin was 3.75% for the three months ended March 31, 2026, compared to 3.33% for the three months ended March 31, 2025.

The increase in net income for the nine months ended March 31, 2026, as compared to the same period in 2025 resulted primarily from an increase of $2.346 million, or 17.1%, in net interest income, an increase of $583,000, or 44.0%, in non-interest income, and a decrease of $484,000, or 4.0%, in non-interest expense, partially offset by an increase of $782,000, or 199.5%, in provision for income taxes and an increase of $593,000, or 344.8%, in the provision for credit losses. The increase in net interest income for the nine months ended March 31, 2026, as compared to the same period in 2025, was primarily due to an increase of $1.264 million, or 5.5%, in total interest income, and a decrease of $1.082 million, or 11.9%, in total interest expense. The Company’s average interest rate spread was 3.04% for the nine months ended March 31, 2026, compared to 2.44% for the nine months ended March 31, 2025. The Company’s net interest margin was 3.68% for the nine months ended March 31, 2026, compared to 3.14% for the nine months ended March 31, 2025.

            The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2026		2025
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$478,937	6.23%	$459,828	5.94%
Investment securities	98,514	2.39	95,706	2.44
Interest-earning deposits	7,613	3.94	14,513	3.05
Total interest-earning assets	$585,064	5.56%	$570,047	5.28%

Interest-bearing liabilities:
Savings accounts	$92,604	1.48%	$94,375	1.75%
NOW accounts	65,736	1.18	69,562	1.15
Money market accounts	67,553	1.90	75,882	2.01
Certificates of deposit	204,379	3.35	182,721	3.76
Total interest-bearing deposits	430,272	2.39	422,540	2.57
Other bank borrowings	3,849	6.53	4,000	7.71
FHLB advances	1,419	3.72	-	-
Total interest-bearing liabilities	$435,540	2.43%	$426,540	2.62%

	For the Nine months ended March 31,
	2026		2025
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$470,696	6.22%	$460,972	5.90%
Investment securities	97,449	2.32	96,395	2.24
Interest-earning deposits	12,781	4.39	23,326	4.45
Total interest-earning assets	$580,926	5.52%	$580,693	5.24%

Interest-bearing liabilities:
Savings accounts	$92,985	1.57%	$89,171	1.69%
NOW accounts	65,617	1.14	71,022	1.17
Money market accounts	70,213	1.97	76,828	2.20
Certificates of deposit	199,346	3.42	191,936	4.04
Total interest-bearing deposits	428,161	2.43	428,957	2.75
Other bank borrowings	3,951	7.11	4,832	7.55
FHLB advances	466	3.72	-	-
Total interest-bearing liabilities	$432,578	2.48%	$433,789	2.80%

          The $83,000 increase in non-interest income for the three months ended March 31, 2026, compared to the same period in 2025, resulted from an increase of $49,000 in gain on sale of loans, an increase of $42,000 in service charges on deposit accounts, and an increase of $3,000 in other non-interest income, partially offset by an increase of $10,000 in loss on sale of real estate, and a decrease of $1,000 in income on bank owned life insurance. The $583,000 increase in non-interest income for the nine months ended March 31, 2026, compared to the same period in 2025, resulted from a decrease of $248,000 in loss on sale of real estate, an increase of $224,000 in gain on sale of loans, an increase of $118,000 in service charges on deposit accounts, and a decrease of $6,000 in loss on sale of securities, partially offset by a decrease of $12,000 in other non-interest income, and a decrease of $1,000 in income on bank owned life insurance.

          The $282,000 decrease in non-interest expense for the three months ended March 31, 2026, compared to the same period in 2025, resulted from decreases of $203,000 in data processing, $37,000 in audit and examination fees, $27,000 in other expenses, $15,000 in franchise and bank shares tax, $13,000 in amortization core deposit intangible, $11,000 in loan and collection, $9,000 in professional fees, and $3,000 in occupancy and equipment, partially offset by increases in $25,000 in compensation and benefits, $9,000 in advertising, and $2,000 in deposit insurance premium. The $484,000 decrease in non-interest expense for the nine months ended March 31, 2026, compared to the same period in 2025, resulted from decreases of $255,000 in compensation and benefits, $181,000 in audit and examination fees, $103,000 in data processing, $39,000 in advertising, $28,000 in amortization core deposit intangible, and $25,000 in professional fees, partially offset by increases in $98,000 in other expenses, $22,000 in occupancy and equipment, $14,000 in deposit insurance premium, $8,000 in loan and collection, and $5,000 in franchise and bank shares tax.

          Total assets increased $32.157 million, or 5.3%, from $609.492 million at June 30, 2025 to $641.649 million at March 31, 2026. The increase in assets resulted from increases in net loans receivable of $17.921 million, or 3.9%, from $461.004 million at June 30, 2025 to $478.925 million at March 31, 2026, cash and cash equivalents of $11.596 million, or 66.8%, from $17.347 million at June 30, 2025 to $28.943 million at March 31, 2026, investment securities of $2.449 million, or 2.5%, from $96.230 million at June 30, 2025 to $98.679 million at March 31, 2026, loans-held-for-sale of $1.205 million, or 78.2%, from $1.540 million at June 30, 2025 to $2.745 million at March 31, 2026, accrued interest receivable of $86,000, or 4.7%, from $1.836 million at June 30, 2025 to $1.922 million at March 31, 2026, and bank owned life insurance of $86,000, or 1.2%, from $6.926 million at June 30, 2025 to $7.012 million at March 31, 2026, partially offset by decreases in premises and equipment of $763,000, or 4.4%, from $17.266 million at June 30, 2025 to $16.503 million at March 31, 2026, core deposit intangible of $188,000, or 20.5%, from $915,000 at June 30, 2025 to $727,000 at March 31, 2026, real estate owned of $156,000, or 16.1%, from $970,000 at June 30, 2025 to $814,000 at March 31, 2026, other assets of $42,000, or 3.2%, from $1.305 million at June 30, 2025 to $1.263 million at March 31, 2026, and deferred tax asset of $37,000, or 3.2%, from $1.163 million at June 30, 2025 to $1.126 million at March 31, 2026.

Total liabilities increased $29.358 million, or 5.3%, from $554.287 million at June 30, 2025 to $583.645 million at March 31, 2026. The increase in liabilities resulted from increases in total deposits of $28.142 million, or 5.2%, from $546.290 million at June 30, 2025 to $574.432 million at March 31, 2026, and advances from the Federal Home Loan Bank of Dallas of $2.000 million, from none at June 30, 2025 to $2.000 million at March 31, 2026, partially offset by decreases in other borrowings of $444,000, or 11.1%, from $4.000 million at June 30, 2025 to $3.556 million at March 31, 2026, other accrued expenses and liabilities of $280,000, or 8.1%, from $3.454 million at June 30, 2025 to $3.174 million at March 31, 2026, and advances from borrowers for taxes and insurance of $60,000, or 11.0%, from $543,000 at June 30, 2025 to $483,000 at March 31, 2026. The increase in deposits resulted from increases in certificates of deposit of $21.683 million, or 11.6%, from $187.357 million at June 30, 2025 to $209.040 million at March 31, 2026, and non-interest deposits of $16.694 million, or 13.6%, from $122.416 million at June 30, 2025 to $139.110 million at March 31, 2026, partially offset by decreases in money market deposits of $4.701 million, or 6.4%, from $73.771 million at June 30, 2025 to $69.070 million at March 31, 2026, savings deposits of $2.854 million, or 3.0%, from $95.627 million at June 30, 2025 to $92.773 million at March 31, 2026, and NOW accounts of $2.680 million, or 4.0%, from $67.119 million at June 30, 2025 to $64.439 million at March 31, 2026.

          At March 31, 2026, the Company had $4.197 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.305 million of non-performing assets at June 30, 2025, consisting of eighteen one-to-four family residential loans, three home equity loans, two commercial non-real estate loans, one commercial real estate loan, one consumer loan, and one commercial real estate property in other real estate owned at March 31, 2026, compared to six one-to-four family residential loans, two home equity loans, three commercial non-real estate loans, two commercial real estate loans and one single-family residence in other real estate owned at June 30, 2025. At March 31, 2026 the Company had seventeen one-to-four family residential loans, three home equity loans, two commercial non-real estate loans, two consumer loans, and one commercial real estate loan classified as substandard, compared to eight one-to-four family residential loans, five commercial non-real estate loans, two home equity loans, two commercial real estate loans and one consumer loan classified as substandard at June 30, 2025. There were no loans classified as doubtful at March 31, 2026 or June 30, 2025.

          Stockholders’ equity increased $2.799 million, or 5.1%, from $55.205 million at June 30, 2025 to $58.004 million at March 31, 2026. The increase in stockholders’ equity resulted from net income for the nine months ended March 31, 2026 of $4.746 million, proceeds from the issuance of common stock from the exercise of stock options of $1.769 million, a decrease in the Company’s accumulated other comprehensive loss of $136,000, and the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $290,000, partially offset by stock repurchases of $2.892 million and dividends paid totaling $1.250 million.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

          Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

          In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	March 31, 2026	June 30, 2025
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $16,518 and $10,380 at March 31, 2026, and June 30, 2025, respectively)	$28,943	$17,347
Securities Available-for-Sale (amortized cost March 31, 2026: $43,251; June 30, 2025: $36,695, respectively)	40,975	34,246
Securities Held-to-Maturity (fair value March 31, 2026: $47,726; June 30, 2025: $51,139, respectively)	56,764	61,334
Other Securities	940	650
Loans Held-for-Sale	2,745	1,540
Loans Receivable, Net of Allowance for Credit Losses (March 31, 2026: $4,750; June 30, 2025: $4,484, respectively)	478,925	461,004
Accrued Interest Receivable	1,922	1,836
Premises and Equipment, Net	16,503	17,266
Bank Owned Life Insurance	7,012	6,926
Goodwill	2,990	2,990
Core Deposit Intangible	727	915
Deferred Tax Asset	1,126	1,163
Real Estate Owned	814	970
Other Assets	1,263	1,305

Total Assets	$641,649	$609,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$139,110	$122,416
Interest-bearing	435,322	423,874
Total Deposits	574,432	546,290
Advances from Borrowers for Taxes and Insurance	483	543
Advances from the Federal Home Loan Bank of Dallas	2,000	-
Other Borrowings	3,556	4,000
Other Accrued Expenses and Liabilities	3,174	3,454

Total Liabilities	583,645	554,287

STOCKHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized: None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,059,889 and 3,084,764 Shares Issued and Outstanding at March 31, 2026 and June 30, 2025, respectively	34	32
Additional Paid-in Capital	44,201	42,187
Unearned ESOP Stock	(277)	(321)
Retained Earnings	15,844	15,241
Accumulated Other Comprehensive Loss	(1,798)	(1,934)

Total Stockholders’ Equity	58,004	55,205

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$641,649	$609,492

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine months ended
	March 31,		March 31,
	2026	2025	2026	2025
Interest income
Loans, including fees	$7,361	$6,740	$21,971	$20,426
Investment securities	8	83	30	213
Mortgage-backed securities	572	493	1,666	1,406
Other interest-earning assets	74	109	421	779
Total interest income	8,015	7,425	24,088	22,824
Interest expense
Deposits	2,533	2,675	7,819	8,851
Federal Home Loan Bank borrowings	13	-	13	-
Other bank borrowings	62	76	211	274
Total interest expense	2,608	2,751	8,043	9,125
Net interest income	5,407	4,674	16,045	13,699

Provision for (recovery of) credit losses	269	6	421	(172)
Net interest income after provision for credit losses	5,138	4,668	15,624	13,871

Non-interest income
Gain on sale of loans	129	80	405	181
Loss on sale of real estate	(10)	-	(18)	(266)
Loss on sale of securities	-	-	-	(6)
Income on Bank-Owned Life Insurance	28	29	86	87
Service charges on deposit accounts	424	382	1,283	1,165
Other income	50	47	153	165
Total non-interest income	621	538	1,909	1,326

Non-interest expense
Compensation and benefits	2,161	2,136	6,412	6,667
Occupancy and equipment	607	610	1,733	1,711
Data processing	350	553	1,004	1,107
Audit and examination fees	113	150	292	473
Franchise and bank shares tax	120	135	309	304
Advertising	31	22	84	123
Professional fees	136	145	371	396
Loan and collection	35	46	112	104
Amortization Core Deposit Intangible	57	70	188	216
Deposit insurance premium	104	102	281	267
Other expenses	255	282	827	729
Total non-interest expense	3,969	4,251	11,613	12,097
Income before income taxes	1,790	955	5,920	3,100
Provision for income tax expense	318	207	1,174	392

NET INCOME	$1,472	$748	$4,746	$2,708

EARNINGS PER SHARE
Basic	$0.49	$0.24	$1.57	$0.88
Diluted	$0.48	$0.24	$1.55	$0.88

	Three Months Ended		Nine months ended
	March 31,		March 31,
	2026	2025	2026	2025

Selected Operating Ratios(1):
Average interest rate spread	3.13%	2.66%	3.04%	2.44%
Net interest margin	3.75%	3.33%	3.68%	3.14%
Return on average assets	0.96%	0.50%	1.02%	0.58%
Return on average equity	10.18%	5.59%	11.03%	6.85%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.65%	0.49%	0.65%	0.49%
Allowance for credit losses as a percent of non-performing loans	140.40%	215.44%	140.40%	215.44%
Allowance for credit losses as a percent of total loans receivable	1.00%	1.00%	1.00%	1.00%

Per Share Data:
Shares outstanding at period end	3,059,889	3,118,764	3,059,889	3,118,764
Weighted average shares outstanding:
Basic	3,016,628	3,061,928	3,015,888	3,062,511
Diluted	3,070,024	3,087,624	3,057,429	3,081,233
Book value per share at period end	$18.96	$17.55	$18.96	$17.55
____________________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145